Exhibit 3.1

Delaware	PAGE 2

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “TCW DIRECT LENDING LLC” FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 2014, AT 4:17 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5502008 8100V	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 1263829

140413647	DATE: 04-03-14

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:17 PM 04/01/2014 FILED 04:17 PM 04/01/2014 SRV 140413647 – 5502008 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is TCW Direct Lending LLC

•	Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Ste 101 in the City of Dover Zip Code 19904.

The name of its Registered agent at such address is National Registered Agents, Inc.

•	Third: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 1st day of April, 2014.

By:	/s/ Sean Plater
Authorized Person(s)

Name:	Sean Plater,	Senior Vice President of TCW Asset Management Company, Its Managing Member
Typed or Printed